Exhibit 99.1

O2Diesel Receives Notice from AMEX of Failure to Satisfy a
Listing Rule or Standard of Compliance

Company Will Discuss Amended Strategy to Meet Compliance at the Scheduled April 15th Appeals Hearing

Newark, DE - O2Diesel Corporation (AMEX:OTD) received notice from the American Stock Exchange (AMEX) indicating the Company is not in compliance with Section 1003(a)(i) of the AMEX Company Guide in that the Company’s stockholders’ equity is less than $2 million and it has sustained losses from continuing operations and/or net losses in two of its three most recent fiscal years, and with Section 1003(a)(iv) which concerns the delisting of the securities of a company based on the amount of such losses and the impairment of its financial condition.

Alan Rae, O2Diesel’s Chief Executive Officer, said, “We remain focused on our fundamental strategy to diversify our revenue while adding significant assets to the balance sheet in the renewable fuels industry.  Clean burning renewable fuels remain an integral component of most governments’ energy policy and we have recently announced how we are adapting our strategy to put the company at the forefront of clean-burning, second generation diesel fuel alternatives.  O2Diesel is focused on bio-fuel and related opportunities, which we expect will significantly enhance the company’s commercial and financial position this year.  We remain committed to positioning the Company in an environment where it can best take advantage of the opportunities that it has created.”

As previously reported, on February 7, 2008, the Company received a notice from the AMEX that due to the deferral of the ProEco Energy Company project, the Company was no longer demonstrating progress consistent with the July 27, 2007 plan and was commencing action to de-list the Company’s common stock from AMEX.  The Company filed an appeal of the AMEX’s action on February 12, 2008 and is waiting to present the Company’s plan to remain on AMEX at a hearing scheduled for April 15, 2008.

The Company’s common stock continues to trade on AMEX.  If the Company’s common stock was to be de-listed by AMEX, the Company believes its shares would continue to be traded on the OTC Bulletin Board (OTCBB).

In addition, the Company’s independent registered public accounting firm has inserted an explanatory paragraph related to a going concern uncertainty into their Audit Report in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007. They noted that the Company will require additional equity in order to continue as a going concern.  As a result, the Company is working towards closing additional funding sufficient to meet its ongoing compliance requirements as well as for the planned strategy described above.

More About O2Diesel: The Company and Its Fuel Technology

O2Diesel Corporation (AMEX:OTD) and its U.S. subsidiary O2Diesel, Inc., is a pioneer in the commercial development of a cleaner-burning diesel fuel alternative that provides exceptional performance and environmental qualities for centrally fueled fleets and off-road equipment of all kinds. Engineered and designed for universal application, O2Diesel™ is an ethanol-diesel blend that substantially reduces harmful emissions without sacrificing power and performance. Extensive independent and government-recognized laboratory and in-use field tests have demonstrated the effectiveness of O2Diesel™ — the introduction of this cost-effective, cleaner-burning diesel fuel is now underway in the United States and other global markets. For more information, please refer to www.o2diesel.com.

Forward Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding O2Diesel Corporation’s business, which are not historical facts, are ‘forward-looking statements’ that involve risks and uncertainties. Forward-looking statements are subject to a variety of risks and uncertainties, which could cause actual events or results to differ from those, reflected in the forward-looking statements, including, without limitation, the failure to obtain adequate financing on a timely basis and other risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of O2Diesel. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital, unexpected costs, failure to gain product approval in the United States or foreign countries for the commercialization and distribution of our products, failure to capitalize upon access to new markets and failure in obtaining the quality and quantity of ethanol necessary to produce our product at competitive prices. O2Diesel disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. “O2Diesel” and “CityHome” are trademarks of O2Diesel Corporation.

Contact:

O2Diesel Corporation

Alan Rae

+1 (302) 266 6000